UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

APRIL 27, 2004
Date of Report (Date of earliest event reported)

IMAGE INNOVATIONS HOLDINGS INC.
(Exact name of registrant as specified in its charter)

NEVADA	0-50119	91-1898414
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

SUITE 615, 100 PARK ROYAL
WEST VANCOUVER, BRITISH COLUMBIA, CANADA	V7T 1A2
(Address of principal executive offices)	(Zip Code)

604-925-5283
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

ITEM 5.     OTHER EVENTS AND REGULATION FD DISCLOSURE

Image Innovations Holdings Inc. (the “Company”) entered into a loan agreement dated April 27, 2004 with Coach Capital LLC (the “Loan Agreement”) whereby the Company has borrowed $800,000 for a six month term. Under the Loan Agreement, the Company has agreed to pay interest on the principal amount borrowed at the rate of 10% per annum payable monthly for the first four months of the term and at the rate of 18% per annum thereafter. The Company has agreed to pay a loan fee of $8,000. Further, the Company has agreed to grant a first charge against its assets and undertaking and the assets and undertaking of its wholly-owned subsidiary, Image Innovations Sports & Entertainment Inc. (“Image Sports”) and has agreed not to grant any additional charges against the assets and undertaking of the Company and Image Sports without the prior written consent of Coach Capital LLC.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

(a)     Financial Statements of Business Acquired.

Not applicable.

(b)     Pro forma Financial Information.

Not applicable.

(c)     Exhibits.

Exhibit	Description

10.1	Loan Agreement between the Company and Coach Capital LLC

(1)	Filed as an Exhibit to this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGE INNOVATIONS HOLDINGS INC.

Date: April 28, 2004	By:	/s/ Alain Kardos

ALAIN KARDOS
PRESIDENT AND
CHIEF EXECUTIVE OFFICER